UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 23, 2016

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 23, 2016, The Goldman Sachs Group, Inc. (the “Company”) completed the mergers of (i) Goldman Sachs Capital II (“GS Capital II”) into Goldman Sachs Capital IV ( “GS Capital IV”) and (ii) Goldman Sachs Capital III (“GS Capital III”) into Goldman Sachs Capital V (“GS Capital V”). GS Capital IV and GS Capital V are the surviving entities in the mergers. GS Capital IV and GS Capital V changed their names to Goldman Sachs Capital II and Goldman Sachs Capital III, respectively, and their sole assets are the Series E and Series F non-cumulative perpetual preferred stock of the Company, respectively (the “Preferred Stock”). The Company holds all of the common securities issued by the surviving entities, giving it effective control over them.

In the mergers, Normal Automatic Preferred Enhanced Capital Securities (“Apex”) and common securities issued by each of GS Capital II and GS Capital III were automatically converted into Apex and common securities of the surviving entities (“GS Capital II Apex” and “GS Capital III Apex”, respectively). The mergers did not affect the rights of the holders of the Apex.

The trust agreement of each surviving entity permits the Company or any of its affiliates to exchange each Apex it holds for 1/100th of a share of Preferred Stock held by such surviving entity. Immediately following the mergers, the Company exchanged $497,161,000 liquidation amount of GS Capital II Apex and $174,610,000 liquidation amount of GS Capital III Apex, including the Apex that it acquired through the cash tender offer that settled on March 16, 2016, for 4,971.61 shares of Series E Preferred Stock and 1,746.10 shares of Series F Preferred Stock, respectively, which have been cancelled and reverted to authorized but unissued shares of Series E and Series F Preferred Stock. As a result of these transactions, the outstanding aggregate liquidation amount of GS Capital II Apex is $1,252,839,000 and the outstanding aggregate liquidation amount of GS Capital III Apex is $325,390,000.

In connection with the mergers, the Company entered into a new guarantee agreement with respect to each surviving entity pursuant to which it has agreed to guarantee, on a junior subordinated basis, payments on the Apex to the extent such surviving entity shall have funds on hand available therefor when such payments are due.

The Second Amended and Restated Trust Agreement and Guarantee Agreement with respect to each surviving entity are filed herewith and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits are filed herewith in connection with the resale of the following securities, issued on March 23, 2016, in market-making transactions by Goldman, Sachs & Co. or any other affiliate of the Company pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-198735):

•	$1,252,839,000 liquidation amount of Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital II (formerly known as Goldman Sachs Capital IV) fully and unconditionally guaranteed by the Company

•	$325,390,000 liquidation amount of Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital III (formerly known as Goldman Sachs Capital V) fully and unconditionally guaranteed by the Company

(d)	Exhibits.

The following exhibits are filed as part of this Report on Form 8-K:

4.1	Second Amended and Restated Trust Agreement of Goldman Sachs Capital IV (to be known as Goldman Sachs Capital II), dated as of March 23, 2016 among the Company, The Bank of New York Mellon, BNY Mellon Trust of Delaware, the Administrative Trustees and the several holders of the trust securities.

4.2	Second Amended and Restated Trust Agreement of Goldman Sachs Capital V (to be known as Goldman Sachs Capital III), dated as of March 23, 2016 among the Company, The Bank of New York Mellon, BNY Mellon Trust of Delaware, the Administrative Trustees and the several holders of the trust securities.

4.3	Guarantee Agreement, dated as of March 23, 2016, between the Company and The Bank of New York Mellon relating to Goldman Sachs Capital II (formerly known as Goldman Sachs Capital IV).

4.4	Guarantee Agreement, dated as of March 23, 2016, between the Company and The Bank of New York Mellon relating to Goldman Sachs Capital III (formerly known as Goldman Sachs Capital V).

5.1	Opinion of Richards, Layton & Finger, P.A.

23.1	Consent of Richards, Layton & Finger, P.A. (included as part of Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
(Registrant)

Date: March 23, 2016	By:	/s/ Kenneth Josselyn
	Name:	Kenneth Josselyn
	Title:	Assistant Secretary

EXHIBIT INDEX

4.1	Second Amended and Restated Trust Agreement of Goldman Sachs Capital IV (to be known as Goldman Sachs Capital II), dated as of March 23, 2016, among the Company, The Bank of New York Mellon, BNY Mellon Trust of Delaware, the Administrative Trustees and the several holders of the trust securities

4.2	Second Amended and Restated Trust Agreement of Goldman Sachs Capital V (to be known as Goldman Sachs Capital III), dated as of March 23, 2016, among the Company, The Bank of New York Mellon, BNY Mellon Trust of Delaware, the Administrative Trustees and the several holders of the trust securities

4.3	Guarantee Agreement, dated as of March 23, 2016, between the Company and The Bank of New York Mellon relating to Goldman Sachs Capital II (formerly known as Goldman Sachs Capital IV)

4.4	Guarantee Agreement, dated as of March 23, 2016, between the Company and The Bank of New York Mellon relating to Goldman Sachs Capital III (formerly known as Goldman Sachs Capital V)

5.1	Opinion of Richards, Layton & Finger, P.A.

23.1	Consent of Richards, Layton & Finger, P.A. (included as part of Exhibit 5.1)

5